UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2019
Date of Report (Date of earliest event reported)

Ecology and Environment, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of	(IRS Employer Identification
incorporation or organization)	Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock par value $.01 per share	EEI	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Ecology and Environment, Inc. (the “Company”) held its Annual Meeting of Shareholders on July 24, 2019. At the meeting, shareholders: (a) elected two (2) Class A nominees and four (4) Class B nominees for election as Directors of the Company, (b) approved, on an advisory basis, the compensation paid to the Company’s Named Executives and (c) ratified the appointment of Ernst & Young LLP as the Company’s Auditors for the fiscal year 2019.

Set forth below are the names of the nominees for election as Director of the Company, and the votes cast for, against, as well as the number of abstentions and broker non-votes and the against or withheld results for the voting on (i) the advisory vote for the compensation paid to the Company’s Named Executives and (ii) the ratification of the appointment of Ernst & Young LLP as Auditors.

Class A Nominee	Shares Votes For	Shares Voted Against	Abstentions	Broker Non-Votes
Justin C. Jacobs	1,537,364	243,885	61,953	865,613
Michael El-Hillow	1,561,250	214,959	66,993	865,613

Class B Nominee	Shares Voted For	Shares Voted Against	Broker Non-Votes
Marshall Heinberg	751,481	59,265	-0-
Frank B. Silvestro	750,734	59,265	-0-
Ronald L. Frank	751,481	59,265	-0-
Michael C. Gross	751,481	59,265	-0-

Advisory Vote Compensation	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Class A Common Stock (@ 1/10 vote per share)	17,347	3,020	7,828	86,561
Class B Common Stock (@ 1 vote per share)	809,999	747	-0-	-0-

Appointment of Ernst & Young LLP As Auditors	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Class A Common Stock (@ 1/10 vote per share)	254,237	14,364	2,280	-0-
Class B Common Stock (@ 1 vote per share)	518,694	292,052	-0-	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT, INC.

By:	/s/Ronald L. Frank
Ronald L. Frank, Executive Vice-President

Dated: July 26, 2019